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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

               Pursuant to section 13 or 15(d) of THE SECURITIES
                             EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) June 25, 1998
                                                         -------------


                            ALOETTE COSMETICS, INC.
              --------------------------------------------------
              (Exact name of registrant as specified in charter)



  Pennsylvania                      0-15414                  23-2056003
  ------------                      -------                  ----------
  (State or other           (Commission File Number)       (IRS Employer
  jurisdiction of                                        Identification No.)
   incorporation)


1301 Wright's Lane East, West Chester, PA                       19380
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(Address of principle executive offices)                     (Zip Code)


Registrant's telephone number, including area code (610) 692-0600



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        (Former name or former address, if changed since last report.)


Exhibit Index appears on Page 2


                                 Page 1 of 4

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Item 1.              CHANGES IN CONTROL OF REGISTRANT

1. Aloette Cosmetics, Inc. (the "Company") announced that the merger of the Company with ACI Acquisition Partner, Inc. ("ACIA") approved by shareholders at a special meeting on Tuesday, June 23, 1998, was effective as of the close of business on Thursday, June 25, 1998.

         ACIA acquired, through merger 100% of the outstanding common stock of the Company in exchange for cash in the amount of $5.25 per share. Total shares beneficially owned by ACIA as a result of the merger is 2,104,253.

         Total consideration paid by ACIA to shareholders and option and warrant holders is approximately $11.8 million plus the assumption of the Company's debt. The proceeds were derived from the working capital of ACIA and bank loans from SouthTrust Bank, N.A. totaling approximately $5.0 million. The bank loans consist of a $2.5 million Line of Credit at an interest rate equal to the Bank's Base Rate (8.4% as of June 25, 1998) and a one year $2.5 million Real Estate Note with interest only payments during the year at a fixed interest rate of 7.4%. The loans are collateralized by substantially all of the assets of the Company.

         As a result of the Company's acquisition by ACIA, a private company with a small number of shareholders, the shares have been delisted from registration under the Securities Act of 1934. In addition, as of the effective date of the merger, the directors and officers of ACIA are the new directors and officers of the Company.


Item 7.      FINANCIAL STATEMENTS. PROFORMA FINANCIAL
             INFORMATION AND EXHIBITS

             c.       Exhibit

                                                                Sequentially
                                                                Numbered Page
                                                                -------------
EXHIBIT A:   Press Release dated June 26, 1998                         4



                                 Page 2 of 4
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   ALOETTE COSMETICS, INC.
                                   -----------------------
                                   (Registrant)



                                   /s/ Robert K. Cohen
                                   ------------------------
                                   Name:    Robert K. Cohen
                                   Title:   President



                                   /s/ Jean M. Lewis
                                   -------------------------------
                                   Name:    Jean M. Lewis
                                   Title:   Chief Financial Officer

Date: July 17, 1998

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                                   EXHIBIT A

                                                               Immediate
                                                               Jean M. Lewis
                                                               (610) 692-0600


           ALOETTE COSMETICS, INC. ANNOUNCES CONSUMMATION OF MERGER

         Aloette Cosmetics, Inc. ("Aloette") (Nasdaq NM: ALET) announced that the merger of Aloette with ACI Acquisition Partners, Inc. ("ACIA") was effective as of the close of business on Thursday, June 25, 1998. ACIA acquired, through merger, all of the outstanding capital stock of Aloette in exchange for cash in the amount of $5.25 per share (the "Merger"), for an aggregate consideration to Aloette's shareholders, option and warrant holders of approximately $11.8 million plus the assumption of Aloette debt.
         Aloette, a franchisor, direct marketer and distributor of aloe vera-based skin care products, is located in West Chester, Pennsylvania. As of May 31, 1998, Aloette's products were being sold by approximately 83 franchises and international distributors worldwide.


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